Exhibit 99.1

GREAT WESTERN BANCORP, INC.

Consolidated Financial Data (Unaudited)

(Dollars in thousands except per share amounts)

	At or for the six months ended		At or for the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Operating Data:
Interest and dividend income (FTE)	$181,876	$175,796	$89,794	$92,082	$92,265	$89,078	$85,993
Interest expense	15,248	16,559	7,579	7,669	7,715	7,778	7,929
Noninterest income	14,836	20,966	6,936	7,900	8,501	10,314	10,140
Noninterest expense	95,529	97,626	48,438	47,091	48,318	54,278	49,327
Provision for loan losses	12,998	(3,565)	9,679	3,319	2,749	1,500	(2,690)
Net income	46,421	54,575	19,724	26,697	27,875	22,502	25,971
Earnings per common share[2]	$0.80	$0.94	$0.34	$0.46	$0.48	$0.39	$0.45
Performance Ratios:
Net interest margin (FTE)[3]	3.90%	3.99%	3.89%	3.91%	4.10%	4.03%	3.96%
Adjusted net interest margin (FTE)1 3	3.66%	3.77%	3.64%	3.67%	3.86%	3.80%	3.73%
Return on average total assets[3]	0.96%	1.19%	0.83%	1.10%	1.19%	0.98%	1.15%
Return on average common equity[3]	6.44%	7.70%	5.49%	7.39%	7.69%	6.25%	7.41%
Return on average tangible common equity1 3	13.8%	17.9%	11.8%	15.8%	16.3%	14.2%	17.3%
Efficiency ratio[1]	50.1%	49.0%	51.7%	48.5%	49.0%	54.8%	50.6%
Capital:
Tier 1 capital ratio	11.5%	12.4%	11.5%	11.8%	11.8%	12.1%	12.4%
Total capital ratio	12.6%	13.6%	12.6%	12.9%	12.9%	13.1%	13.6%
Tier 1 leverage ratio	9.3%	9.4%	9.3%	9.1%	9.1%	9.3%	9.4%
Common equity tier 1 ratio	10.7%	*	10.7%	*	*	*	*
Tangible common equity / tangible assets[1]	8.4%	8.4%	8.4%	8.3%	8.2%	8.3%	8.4%
Asset Quality:
Nonperforming loans	$74,332	$91,567	$74,332	$68,454	$78,905	$80,838	$91,567
OREO	$43,565	$77,223	$43,565	$43,442	$49,580	$54,190	$77,223
Nonperforming loans / total loans	1.05%	1.40%	1.05%	0.98%	1.16%	1.21%	1.40%
Net charge-offs (recoveries)	$8,090	$5,146	$9,073	$(983)	$2,269	$1,615	$6,226
Net charge-offs (recoveries) / average total loans[3]	0.23%	0.16%	0.52%	(0.06)%	0.13%	0.10%	0.39%
Allowance for loan losses / total loans	0.74%	0.72%	0.74%	0.74%	0.70%	0.70%	0.72%
Watch-rated loans	$384,448	$209,134	$384,448	$275,473	$287,723	$266,416	$209,134

[1]	This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.
[2]	[Share dilution calculated for the quarter represented approximately 0.1% of shares outstanding and, as such, diluted EPS equals EPS for all periods presented.]
[3]	Annualized for all partial-year periods.
*	Not applicable for period presented.

GREAT WESTERN BANCORP, INC.

Consolidated Income Statement (Unaudited)

(Dollars in thousands)

	For the six months ended		For the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Interest and dividend income
Loans	$166,738	$159,336	$82,394	$84,344	$84,477	$80,797	$77,933
Taxable securities	11,066	13,592	5,379	5,687	6,173	6,598	6,623
Nontaxable securities	26	28	13	13	19	33	14
Dividends on securities	508	400	258	250	217	351	199
Federal funds sold and other	444	301	160	284	55	99	117

Total interest and dividend income	178,782	173,657	88,204	90,578	90,941	87,878	84,886
Interest expense
Deposits	11,999	13,310	5,984	6,015	6,135	6,319	6,431
Securities sold under agreements to repurchase	296	289	150	146	158	153	143
FHLB advances and other borrowings	1,839	1,840	893	946	861	751	803
Related party notes payable	459	460	227	232	231	230	226
Subordinated debentures and other	655	660	325	330	330	325	326

Total interest expense	15,248	16,559	7,579	7,669	7,715	7,778	7,929

Net interest income	163,534	157,098	80,625	82,909	83,226	80,100	76,957
Provision for loan losses	12,998	(3,565)	9,679	3,319	2,749	1,500	(2,690)

Net interest income after provision for loan losses	150,536	160,663	70,946	79,590	80,477	78,600	79,647

Noninterest income
Service charges and other fees	19,269	20,033	8,871	10,398	10,476	9,695	9,371
Net gain on sale of loans	3,124	2,563	1,580	1,544	1,654	1,322	947
Casualty insurance commissions	549	557	233	316	196	320	299
Investment center income	1,227	1,179	654	573	660	578	588
Net gain on sale of securities	51	6	—	51	84	—	6
Trust department income	2,006	1,905	938	1,068	891	942	1,000
Net increase (decrease) in fair value of loans at fair value	32,308	(380)	15,208	17,100	(1,602)	13,886	8,730
Net realized and unrealized gain (loss) on derivatives	(46,303)	(7,599)	(21,698)	(24,605)	(4,781)	(17,797)	(12,436)
Other	2,605	2,702	1,150	1,455	923	1,368	1,635

Total noninterest income	14,836	20,966	6,936	7,900	8,501	10,314	10,140
Noninterest expense
Salaries and employee benefits	48,761	47,050	24,673	24,088	23,929	24,126	23,029
Occupancy expenses, net	8,008	8,719	3,984	4,024	3,913	4,894	4,486
Data processing	9,536	9,751	4,708	4,828	5,443	4,354	4,723
Equipment expenses	1,881	2,022	925	956	1,251	1,077	995
Advertising	1,674	2,172	946	728	1,361	1,213	1,088
Communication expenses	2,398	2,356	1,225	1,173	1,108	1,046	1,242
Professional fees	7,175	6,003	3,603	3,572	2,610	3,620	3,105
Net (gain) loss from sale of repossessed property and other assets	(384)	(849)	(16)	(368)	(38)	(1,564)	(278)
Amortization of core deposits and other intangibles	4,626	9,379	2,313	2,313	2,767	4,069	4,691
Other	11,854	11,023	6,077	5,777	5,974	11,443	6,246

Total noninterest expense	95,529	97,626	48,438	47,091	48,318	54,278	49,327

Income before income taxes	69,843	84,003	29,444	40,399	40,660	34,636	40,460
Provision for income taxes	23,422	29,428	9,720	13,702	12,785	12,134	14,489

Net income	$46,421	$54,575	$19,724	$26,697	$27,875	$22,502	$25,971

GREAT WESTERN BANCORP, INC.

Summarized Consolidated Balance Sheet (Unaudited)

(Dollars in thousands)

	As of
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Assets
Cash and due from banks	$358,440	$428,186	$256,639	$235,077	$423,148
Securities	1,402,508	1,263,983	1,341,242	1,395,768	1,316,338
Total loans	7,072,465	6,986,765	6,787,467	6,678,501	6,531,763
Allowance for loan losses	(52,426)	(51,820)	(47,518)	(47,038)	(47,153)

Loans, net	7,020,039	6,934,945	6,739,949	6,631,463	6,484,610
Goodwill and other intangible assets	707,410	709,723	712,036	714,803	718,872
Other assets	293,248	304,424	321,563	315,172	331,912

Total assets	$9,781,645	$9,641,261	$9,371,429	$9,292,283	$9,274,880

Liabilities and stockholders’ equity
Noninterest-bearing deposits	$1,374,589	$1,381,887	$1,303,015	$1,294,131	$1,268,925
Interest-bearing deposits	6,113,109	5,857,319	5,749,165	5,772,981	5,983,759

Total deposits	7,487,698	7,239,206	7,052,180	7,067,112	7,252,684
Securities sold under agreements to repurchase	163,343	190,585	161,687	185,620	204,793
FHLB advances and other borrowings	475,019	575,085	575,094	435,097	230,100
Other liabilities	186,033	185,015	161,378	173,490	149,647

Total liabilities	8,312,093	8,189,891	7,950,339	7,861,319	7,837,224
Stockholders’ equity	1,469,552	1,451,370	1,421,090	1,430,964	1,437,656

Total liabilities and stockholders’ equity	$9,781,645	$9,641,261	$9,371,429	$9,292,283	$9,274,880

GREAT WESTERN BANCORP, INC.

Loan Portfolio Summary (Unaudited)

(Dollars in thousands)

	As of
	March 31, 2015	September 30, 2014	Change ($)	Change (%)
Commercial non-real estate	$1,657,856	$1,571,640	$86,216	5.5%
Agriculture	1,748,366	1,681,209	67,157	4.0%
Construction and development	310,011	314,000	(3,989)	(1.3)%
Owner-occupied CRE	1,110,074	1,151,868	(41,794)	(3.6)%
Non-owner-occupied CRE	1,011,274	922,395	88,879	9.6%
Multifamily residential real estate	241,896	152,931	88,965	58.2%

Commercial real estate	2,673,255	2,541,194	132,061	5.2%
Residential real estate	905,114	901,605	3,509	0.4%
Consumer	80,036	90,086	(10,050)	(11.2)%
Other[1]	35,433	34,243	1,190	3.5%

Total unpaid principal balance	7,100,060	6,819,977	280,083	4.1%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(27,595)	(32,510)	4,915	(15.1)%

Total loans	$7,072,465	$6,787,467	$284,998	4.2%

[1]	Other loans primarily include consumer and commercial credit cards and customer deposit account overdrafts.

GREAT WESTERN BANCORP, INC.

Net Interest Margin (FTE) (Unaudited)

(Dollars in thousands)

	For the three months ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$265,929	$160	0.24%	$442,902	$284	0.25%	$191,031	$117	0.25%
Investment securities	1,334,460	5,650	1.72%	1,336,235	5,950	1.77%	1,381,475	6,836	2.01%
Loans, other than loans acquired with deteriorated credit quality, net	6,828,510	81,907	4.86%	6,626,507	82,876	4.96%	6,224,179	78,155	5.09%
Loans acquired with deteriorated credit quality, net	131,578	2,077	6.40%	151,044	2,972	7.81%	204,428	885	1.76%

Loans, net	6,960,088	83,984	4.89%	6,777,551	85,848	5.03%	6,428,607	79,040	4.99%

Total interest-earning assets	8,560,477	89,794	4.25%	8,556,688	92,082	4.27%	8,001,113	85,993	4.36%
Noninterest-earning assets	1,090,176			1,109,386			1,155,039

Total assets	$9,650,653	$89,794	3.77%	$9,666,074	$92,082	3.78%	$9,156,152	$85,993	3.81%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$1,282,530			$1,492,262			$1,216,315
NOW, MMDA and savings deposits	4,447,606	$3,266	0.30%	4,149,871	$2,651	0.25%	3,978,103	$2,318	0.24%
CDs	1,567,763	2,718	0.70%	1,683,865	3,364	0.79%	1,940,266	4,113	0.86%

Total deposits	7,297,899	5,984	0.33%	7,325,998	6,015	0.33%	7,134,684	6,431	0.37%
Securities sold under agreements to repurchase	182,386	150	0.33%	167,835	146	0.35%	192,333	143	0.30%
FHLB advances and other borrowings	528,571	893	0.69%	566,486	946	0.66%	259,056	803	1.26%
Related party notes payable	41,295	227	2.23%	41,295	232	2.23%	41,295	226	2.22%
Subordinated debentures and other	56,083	325	2.35%	56,083	330	2.33%	56,083	326	2.36%

Total borrowings	808,335	1,595	0.80%	831,699	1,654	0.79%	548,767	1,498	1.11%

Total interest-bearing liabilities	8,106,234	$7,579	0.38%	8,157,697	$7,669	0.37%	7,683,451	$7,929	0.42%
Noninterest-bearing liabilities	86,288			74,540			51,768
Stockholders’ equity	1,458,131			1,433,837			1,420,933

Total liabilities and stockholders’ equity	$9,650,653			$9,666,074			$9,156,152

Net interest spread			3.39%			3.41%			3.39%
Net interest income and net interest margin (FTE)[1]		$82,215	3.89%		$84,413	3.91%		$78,064	3.96%

Less: Tax equivalent adjustment		1,590			1,504			1,107

Net interest income and net interest margin - ties to Statements of Comprehensive Income		$80,625	3.82%		$82,909	3.84%		$76,957	3.90%

[1]	These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.
[2]	Annualized for all partial-year periods.

GREAT WESTERN BANCORP, INC.

Net Interest Margin (FTE) (Unaudited)

(Dollars in thousands)

	For the six months ended
	March 31, 2015			March 31, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$354,415	$444	0.25%	$195,307	$301	0.31%
Investment securities	1,335,348	11,600	1.74%	1,428,379	14,020	1.97%
Loans, other than loans acquired with deteriorated credit quality, net	6,727,508	164,783	4.91%	6,186,621	158,701	5.14%
Loans acquired with deteriorated credit quality, net	141,311	5,049	7.17%	202,235	2,774	2.75%

Loans, net	6,868,819	169,832	4.96%	6,388,856	161,475	5.07%

Total interest-earning assets	8,558,582	181,876	4.26%	8,012,542	175,796	4.40%
Noninterest-earning assets	1,097,254			1,189,536

Total assets	$9,655,836	$181,876	3.78%	$9,202,078	$175,796	3.83%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$1,387,396			$1,226,039
NOW, MMDA and savings deposits	4,298,739	$5,918	0.28%	3,934,543	$4,566	0.23%
CDs	1,625,814	6,081	0.75%	1,956,472	8,744	0.90%

Total deposits	7,311,949	11,999	0.33%	7,117,054	13,310	0.38%
Securities sold under agreements to repurchase	175,111	296	0.34%	198,207	289	0.29%
FHLB advances and other borrowings	547,528	1,839	0.67%	311,273	1,840	1.19%
Related party notes payable	41,295	459	2.23%	41,295	460	2.23%
Subordinated debentures and other	56,083	655	2.34%	56,083	660	2.36%

Total borrowings	820,017	3,249	0.79%	606,858	3,249	1.07%

Total interest-bearing liabilities	8,131,966	$15,248	0.38%	7,723,912	$16,559	0.43%
Noninterest-bearing liabilities	77,886			56,688
Stockholders’ equity	1,445,984			1,421,478

Total liabilities and stockholders’ equity	$9,655,836			$9,202,078

Net interest spread			3.40%			3.40%
Net interest income and net interest margin (FTE)[1]		$166,628	3.90%		$159,237	3.99%

Less: Tax equivalent adjustment		3,094			2,139

Net interest income and net interest margin - ties to Statements of Comprehensive Income		$163,534	3.83%		$157,098	3.93%

[1]	These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.
[2]	Annualized for all partial-year periods.

Non-GAAP Measures and Reconciliation

We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP.

In particular, we evaluate our profitability and performance based on our cash net income and return on average tangible common equity, each of which excludes the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information based on our cash payments and receipts during the applicable period.

We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans other than loans acquired with deteriorated credit quality and adjusted yield on loans other than loans acquired with deteriorated credit quality. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.

We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions.

Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.

Reconciliation of Non-GAAP Measures (Unaudited)

(Dollars in thousands)

	At or for the six months ended		At or for the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Cash net income and return on average tangible common equity:
Net income	$46,421	$54,575	$19,724	$26,697	$27,875	$22,502	$25,971
Add: Amortization of intangible assets	4,626	9,379	2,313	2,313	2,767	4,069	4,691
Add: Tax on amortization of intangible assets	(440)	(1,622)	(220)	(220)	(811)	(811)	(811)

Cash net income	$50,607	$62,332	$21,817	$28,790	$29,831	$25,760	$29,851

Average common equity	$1,445,984	$1,421,478	$1,458,131	$1,433,837	$1,438,962	$1,445,097	$1,420,933
Less: Average goodwill and other intangible assets	709,935	721,652	708,782	711,088	713,462	717,104	721,529

Average tangible common equity	$736,049	$699,826	$749,349	$722,749	$725,500	$727,993	$699,404

Return on average common equity *	6.44%	7.70%	5.49%	7.39%	7.69%	6.25%	7.41%
Return on average tangible common equity *	13.8%	17.9%	11.8%	15.8%	16.3%	14.2%	17.3%

*	Calculated as net income divided by average common equity and cash net income divided by average tangible common equity, respectively. Annualized for partial-year periods.

GREAT WESTERN BANCORP, INC.

Reconciliation of Non-GAAP Measures (Unaudited)

(Dollars in thousands)

	At or for the six months ended		At or for the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income	$163,534	$157,098	$80,625	$82,909	$83,226	$80,100	$76,957
Add: Tax equivalent adjustment	3,094	2,139	1,590	1,504	1,324	1,200	1,107

Net interest income (FTE)	166,628	159,237	82,215	84,413	84,550	81,300	78,064
Add: Current realized derivative gain (loss)	(10,589)	(8,677)	(5,307)	(5,282)	(4,978)	(4,600)	(4,389)

Adjusted net interest income (FTE)	$156,039	$150,560	$76,908	$79,131	$79,572	$76,700	$73,675

Average interest earning assets	$8,558,582	$8,012,542	$8,560,477	$8,556,688	$8,181,194	$8,098,052	$8,001,113
Net interest margin (FTE) *	3.90%	3.99%	3.89%	3.91%	4.10%	4.03%	3.96%
Adjusted net interest margin (FTE) **	3.66%	3.77%	3.64%	3.67%	3.86%	3.80%	3.73%

*	Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
**	Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on loans other than loans acquired with deteriorated credit quality:
Interest income	$161,689	$156,562	$80,317	$81,372	$82,968	$79,245	$77,048
Add: Tax equivalent adjustment	3,094	2,139	1,590	1,504	1,324	1,200	1,107

Interest income (FTE)	164,783	158,701	81,907	82,876	84,292	80,445	78,155
Add: Current realized derivative gain (loss)	(10,589)	(8,677)	(5,307)	(5,282)	(4,978)	(4,600)	(4,389)

Adjusted interest income (FTE)	$154,194	$150,024	$76,600	$77,594	$79,314	$75,845	$73,766

Average loans other than loans acquired with deteriorated credit quality	$6,727,508	$6,186,621	$6,828,510	$6,626,507	$6,527,721	$6,362,850	$6,224,179
Yield (FTE) *	4.91%	5.14%	4.86%	4.96%	5.12%	5.07%	5.09%
Adjusted yield (FTE) **	4.60%	4.86%	4.55%	4.65%	4.82%	4.78%	4.81%

*	Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
**	Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

GREAT WESTERN BANCORP, INC.

Reconciliation of Non-GAAP Measures (Unaudited)

(Dollars in thousands)

	At or for the six months ended		At or for the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Efficiency ratio:
Total revenue	$178,370	$178,064	$87,561	$90,809	$91,727	$90,414	$87,097
Add: Tax equivalent adjustment	3,094	2,139	1,590	1,504	1,324	1,200	1,107

Total revenue (FTE)	$181,464	$180,203	$89,151	$92,313	$93,051	$91,614	$88,204

Noninterest expense	$95,529	$97,625	$48,438	$47,091	$48,318	$54,278	$49,327
Less: Amortization of intangible assets	4,626	9,379	2,313	2,313	2,767	4,069	4,691

Tangible noninterest expense	$90,903	$88,246	$46,125	$44,778	$45,551	$50,209	$44,636

Efficiency ratio *	50.1%	49.0%	51.7%	48.5%	49.0%	54.8%	50.6%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).
Tangible common equity and tangible common equity to tangible assets:
Total stockholders’ equity	$1,469,552	$1,437,656	$1,469,552	$1,451,370	$1,421,090	$1,430,964	$1,437,656
Less: Goodwill and other intangible assets	707,410	718,872	707,410	709,723	712,036	714,803	718,872

Tangible common equity	$762,142	$718,784	$762,142	$741,647	$709,054	$716,161	$718,784

Total assets	$9,781,645	$9,274,880	$9,781,645	$9,641,261	$9,371,429	$9,292,283	$9,274,880
Less: Goodwill and other intangible assets	707,410	718,872	707,410	709,723	712,036	714,803	718,872

Tangible assets	$9,074,235	$8,556,008	$9,074,235	$8,931,538	$8,659,393	$8,577,480	$8,556,008

Tangible common equity to tangible assets	8.4%	8.4%	8.4%	8.3%	8.2%	8.3%	8.4%